EXHIBIT 3.1
AMENDED AND RESTATED
BYLAWS
OF
MOUNTAIN NATIONAL BANCSHARES, INC.
ARTICLE I
NAME AND PRINCIPAL OFFICE OF CORPORATION
The name of the corporation is Mountain National Bancshares, Inc., and its principal office and address is 300 East Main, Sevierville, Sevier County, Tennessee 37862.
ARTICLE II
CAPITAL STOCK
The capital stock of the corporation shall consist of Ten Million (10,000,000) shares, with a par value of One Dollar ($1.00) per share, of common stock with voting rights of one vote per share on all matters on which shareholders are entitled to vote.
ARTICLE III
MEETINGS OF SHAREHOLDERS
Section 1. Annual Meeting. A meeting of shareholders of the corporation entitled to vote shall be held annually for the purpose of electing directors and for transacting of any other business authorized or required to be transacted by such shareholders of the corporation. The annual meeting shall be held at such time and place, and on such date, as the directors shall determine from time to time and as shall be specified in the notice of the meeting. All shareholders of record shall receive, at the address shown by the stock records of the corporation, not less than ten (10) nor more than sixty (60) days before the date of the meeting, written notice of the date, time and place of the meeting.
Section 2. Quorum. A majority of the stock entitled to vote is required to constitute a quorum at any shareholders’ meeting. If, however, such a majority shall not be present or represented at any regular or special meeting of the shareholders, the shareholders present in person or by proxy may adjourn the meeting from time to time, without notice other than announcement at the meeting of the time and place to which the meeting is adjourned, and at the adjourned meeting any business may be transacted which might have been transacted at the meeting as originally notified. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to constitute a quorum. All questions at meetings of the shareholders shall be decided by a vote of a majority of the shares represented at such meeting.

Section 3. Special Meeting. Special meetings of the shareholders shall also be held in Sevier County, Tennessee. Special meetings may be called by the President, a majority of the Board of Directors (“Board” or “Directors” as the context may require), or by any ten (10) or more shareholders owning, in the aggregate, not less than fifty percent (50%) of the stock of the corporation. Notice of said special meeting shall comply with Section 1 of Article III of these Bylaws and shall state the purpose or purposes of the special meeting and the business to be conducted.
Section 4. Presiding Officer. The Chairman of the Board shall preside at all meetings of the shareholders, and in the Chairman’s absence or refusal to serve, the President of the Company shall preside, and in the President’s absence or refusal to serve, any authorized officer or Director appointed by the Board prior to the meeting shall preside.
Section 5. Voting Power and Record Date. Each shareholder shall have one vote for each share of stock having voting power, registered in his or her name on the books of the corporation. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payments of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board may fix in advance a date as the record date for any such determination of shareholders, such date to be not more than seventy(70) days and, in case of a meeting of shareholders, not less than ten(10) days, prior to the date on which the particular action requiring such determination of shareholders is to be taken.
Section 6. Proxies.
(A) Shareholders of record shall be entitled to vote by proxy at any regular or special meeting of shareholders. Proxies shall be provided with notice of the meeting of shareholders. Proxies must be signed by the owner(s) of the shares, to be voted on the proxies provided, and shall be valid for only one (1) meeting, to be specified on the proxy form, and any adjournments of such meeting. All proxies shall be dated and filed with the records of such meeting and shall be delivered to the Secretary of the Board prior to the time such proxies are voted. An appointment of a proxy is effective when received by the Secretary or other officer or agent authorized to tabulate votes.
(B) An appointment of a proxy is revocable by the shareholder unless the appointment form states that it is irrevocable and the appointment is coupled with an interest. Appointments coupled with an interest include the appointment of (i) a pledgee; (ii) a person who purchased or agreed to purchase the shares; (iii) a creditor of the corporation who extended it credit under terms requiring the appointment; (iv) an employee of the corporation whose employment contract requires the appointment; or (v) a party to a voting agreement created under the provisions of Tennessee law (Tenn. Code Ann. ss. 48-17-302, as it may hereinafter be amended) relating to certain shareholders’ agreements. An appointment made irrevocable under this section becomes revocable when the interest with which it is coupled is extinguished.

(C) In the case of a proxy not made irrevocable under Section 6(B) of Article III of these Bylaws, the death or incapacity of the shareholder appointing the proxy shall not affect the right of the corporation to accept the proxy’s authority unless notice of the death or incapacity is received by the Secretary or other officer or agent authorized to tabulate votes before the proxy exercises the proxy’s authority under the appointment.
(D) Each fiduciary, including a fiduciary acting as executor, administrator, guardian, committee, agent or trustee, owning shares registered in such person’s name as fiduciary, or in the name of another for the convenience of the fiduciary, may, in addition to exercising the voting rights vested in such fiduciary, execute and deliver, or cause to be executed and delivered, a proxy or proxies in accordance with applicable law and these Bylaws to others for the voting of such shares, but subject always to the following limitations: (i) if there are two (2) or more fiduciaries acting, the proxy shall be executed by, and voting instructions shall be issued by, agreement of all fiduciaries or a majority of them, and in the event of failure to obtain a majority, each of the fiduciaries shall vote the number of shares held by the fiduciaries divided by the number of fiduciaries; and (ii) in the event the rights, manner or method of voting or the purpose to be accomplished is fixed by the instrument or instruments appointing the fiduciary, the directions therein shall govern.
Section 7. Voting of Shares in the Name of Two or More Persons. When ownership of shares stands in the name of two (2) or more persons, in the absence of written directions to the corporation to the contrary, at any meeting of shareholders, any one or more of such shareholders may cast, in person or by proxy, all votes to which such ownership is entitled. In the event an attempt is made to cast conflicting votes, in person or by proxy, by the several persons in whose names shares stand, the vote or votes to which those persons are entitled shall be cast as directed by a majority of those holding such shares and present in person or by proxy at such meeting, but no such votes shall be cast for such shares if a majority cannot agree.
Section 8. Informal Action by Shareholders. Any action required to be taken at a meeting of shareholders, or any other action which may be taken at a meeting of shareholders, may be taken without a meeting or by telephone if consent in writing, setting forth the action so taken, shall be given by all of the shareholders entitled to vote with respect to the subject matter. Notwithstanding anything contained in these Bylaws to the contrary, shareholders may in writing waive any notice of the time, place and purpose of any regular or special meeting or business to be transacted thereat, and may waive the same before, during or after the meeting.
Section 9. Notice of Shareholder Business. At any meeting of the shareholders, only such business other than a shareholder nomination of a person as a director, which is governed by Section 10 of Article III of these Bylaws, and other than matters properly brought under Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) shall be conducted as shall have been brought before the meeting (a) by or at the direction of the Board of Directors or (b) by any shareholder of the corporation who is a shareholder of record at the time of its delivery of the notice required under this section, who shall be entitled to vote at such meeting and who complies with the notice procedures set forth in this section. For business to be properly brought before a shareholder meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the corporation. To be timely, a shareholder’s notice must be delivered to or mailed and received at the principal offices of the corporation not less than ninety (90) days nor more than one hundred twenty (120) days prior to the first anniversary of the preceding year’s annual meeting of shareholders; provided, however, that if the date of the annual meeting is advanced more than thirty (30) days prior to such anniversary date or delayed more than sixty (60) days after such anniversary date, then to be timely such notice must be received by the corporation no later than the close of business on the later of seventy (70) days prior to the date of the meeting or ten (10) days following the day on which public announcement of the date of the meeting was made; and provided, further, that in the case of a special meeting of shareholders, notice must be received by the corporation no later than ten (10) days following the day on which public announcement of the meeting date was made. Such shareholder’s notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the meeting (a) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at such meeting; (b) the name and address, as they appear on the corporation’s books, of the shareholder and any Shareholder Associated Person covered by clauses (c) and (d) below; (c) the class and number of each class or series of the shares of the corporation that are beneficially owned by the shareholder and by any Shareholder Associated Person and a description of any agreement, arrangement or understanding (including any derivative or short positions, profits interests, options, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of such shareholder notice by the shareholder or any Shareholder Associated Person, the effect or intent of which is to mitigate loss, manage risk or benefit of share price changes for, or increase or decrease the voting power of the shareholder or any Shareholder Associated Person with respect to the securities of the corporation and a covenant that the shareholder will notify the corporation of any such agreement, arrangement or understanding in effect as of the record date for the meeting within five days following the later of the record date or the date that the record date is first publicly announced; (d) a representation that such shareholder is a holder of record or beneficial owner of shares entitled to vote at the meeting and intends to appear in person or proxy at the meeting to propose such business; (e) a representation as to whether such shareholder intends to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the corporation’s outstanding shares required to approve the proposal and/or otherwise to solicit proxies from shareholders in support of the proposal; and (f) any material interest of such shareholder or Shareholder Associated Person in such business. The chairman of a shareholder meeting may determine that business was not properly brought before the meeting and in accordance with the provisions of this section, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted. Nothing herein shall be deemed to affect (or impose any additional requirement to) a shareholder’s ability to request inclusion of proposals in the corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.
For purposes hereof, “Shareholder Associated Person” of any shareholder means (a) any person controlling, directly or indirectly, or acting in concert with, such shareholder, (b) any beneficial owner of shares of stock of the corporation owned of record or beneficially by such shareholder and (c) any person controlling, controlled by or under common control with such Shareholder Associated Person.
The requirements of this section are intended to provide the corporation with notice of a shareholder’s intention to bring business before a shareholders meeting and in no event shall be construed as imposing upon any shareholder the requirement to seek approval from the corporation as a condition precedent to bringing any such business before a shareholders’ meeting.

Section 10. Nomination of Directors. Only persons who are nominated in accordance with the procedures set forth in these Bylaws shall be eligible for election as directors (other than persons nominated by the corporation). Nominations of persons for election to the Board of Directors of the corporation may be made at a meeting of shareholders (a) by or at the direction of the Board of Directors or (b) by any shareholder of the corporation, who is a shareholder of record at the time of its delivery of the notice required under this section, who shall be entitled to vote for the election of directors at such meeting and who complies with the notice procedures set forth in this section. Such shareholder nominations shall be made pursuant to timely notice in writing to the Secretary of the corporation. To be timely, a shareholder’s notice must be delivered to or mailed and received at the principal offices of the corporation not less than ninety (90) days nor more than one hundred twenty (120) days prior to the first anniversary of the preceding year’s annual meeting of shareholders; provided, however, that if the date of the annual meeting is advanced more than thirty (30) days prior to such anniversary date or delayed more than sixty (60) days after such anniversary date, then to be timely such notice must be received no later than the close of business on the later of seventy (70) days prior to the date of the meeting or ten (10) days following the day on which public announcement of the meeting was made; and, provided further, that in the case of a special meeting of shareholders notice must be received no later than ten (10) days following the day on which public announcement of the meeting was made. Such shareholder’s notice shall set forth (a) as to each person whom the shareholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and (b) as to the shareholder giving the notice (i) the name and address, as they appear on the corporation’s books, of the shareholder and any Shareholder Associated Person covered by clauses (b)(ii) and (b)(iii) below; (ii) the class and number of each class or series of the shares of the corporation which are beneficially owned by the shareholder and by any Shareholder Associated Person and any derivative positions held of record or beneficially by the shareholder or any Shareholder Associated Person and whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding has been made, the effect or intent of which is to increase or decrease the voting power of the shareholder or any Shareholder Associated Person with respect to the corporation’s securities and a description of any agreement, arrangement or understanding (including any derivative or short positions, profits interests, options, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of such shareholder notice by the shareholder or any Shareholder Associated Person, the effect or intent of which is to mitigate loss, manage risk or benefit of share price changes for, or increase or decrease the voting power of the shareholder or any Shareholder Associated Person with respect to the securities of the corporation and a covenant that the shareholder will notify the corporation of any such agreement, arrangement or understanding in effect as of the record date for the meeting within five days following the later of the record date or the date that the record date is first publicly announced; (d) a representation that such shareholder is a holder of record or beneficial owner of shares entitled to vote at the meeting and intends to appear in person or proxy at the meeting to nominate the person or persons specified in the notice; and (e) and a representation as to whether the shareholder intends to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the corporation’s outstanding capital stock required to approve the nomination and/or otherwise to solicit proxies from shareholders in support of the nomination. The corporation may require any proposed nominee to furnish such information as it may reasonably require to determine the eligibility of such proposed nominee to serve as an independent director of the corporation or that could be material to a reasonable shareholder’s understanding of the independence, or lack thereof, of such nominee.
The chairman of the meeting shall, if the facts warrant, determine that a nomination was not made in accordance with the procedures prescribed by these bylaws, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded. The requirements of this section are intended to provide the corporation with notice of a shareholder’s intention to nominate a person for election as director at a shareholder’s meeting and in no event shall be construed as imposing upon any shareholder the requirement to seek approval from the corporation as a condition precedent to making such a nomination.
ARTICLE IV
DIRECTORS
Section 1. Directors.
(A) The business and affairs of the corporation shall be under the direction of its Board. The Board shall elect annually a Chairman, a Secretary and such other officers as the Board may deem appropriate. In addition to the powers and authority conferred upon them by these Bylaws, the Board may exercise all such powers and do such acts and things as it may be authorized to do by statute or rule or regulation of applicable regulatory authorities or by the Charter of the corporation or by the shareholders. The Board shall appoint an Executive Committee of the Board that shall be comprised of the Chairman, President/Chief Executive Officer, Secretary, and two (2) or more other members of the Board. Any two (2) or more offices may be held by the same person except for the President and Secretary.
(B) The Board shall consist of at least five (5) members but not more than fifteen (15). Directors shall be elected by cumulative vote of the shareholders at the annual meeting, and shall serve for one (1) year or until their successors are elected and qualified.
(C) At least three-fourths (3/4) of the Directors shall be citizens of the United States; at least two-thirds (2/3) of the Directors shall be residents of Tennessee or reside within twenty-five (25) miles of the main office of the corporation; and a majority of the Directors shall reside within one hundred (100) miles of the main office of the corporation.

Section 2. Vacancies. Vacancies among the Directors may be filled by vote of the remaining Directors, unless occurring because of removal by the shareholders, at any regular or special meeting of the Board, and any Director so elected shall serve until the next annual meeting of shareholders.
Section 3. Meetings of the Board.
(A) Regular meetings of the Board shall be held at the main office of the corporation on the third Thursday of each month, or unless a different time and place are specified in the notice of the meeting, or unless that is a holiday when such meeting shall be held on the next secular or business day.
(B) Special meetings of the Board may be held as determined by the Directors or may be called by the Chairman, the President or by a majority of the Directors.
(C) No formal or written notice of regular meetings of the Board need be given the Directors, but written notice of special or called meetings shall be mailed to each Director at least two (2) days before the meeting. Notice of any such meeting may be waived in writing at any time before, during or after the meeting. Attendance in person at the meeting shall constitute a waiver of notice thereof unless attendance is for the purpose of objecting to the meeting.
(D) A Director who is present at a meeting of the Board when corporate action is taken is deemed to have assented to the action taken unless: (i) the Director objects at the beginning of the meeting (or promptly upon the Director’s arrival) to holding the meeting or transacting business at the meeting; (ii) the Director’s dissent or abstention from the action taken is entered in the minutes of the meeting; or (iii) the Director delivers written notice of the Director’s dissent or abstention to the presiding officer of the meeting before its adjournment or to the corporation immediately after adjournment of the meeting. The right of dissent or abstention is not available to a Director who votes in favor of the action taken.
(E) Whenever the Directors of the corporation are required or permitted to take any action by vote, such action may be taken without a meeting by written consent setting forth the action so taken, signed by all the Directors entitled to vote thereon. Such written consent may be by any number of counterparts.
Section 4. Removal of Directors. The owners of a majority of the shares of the corporation entitled to vote at a meeting of shareholders may remove any and all Directors, with or without cause, and elect successor(s) to the Directors so removed at any regular meeting of shareholders or at any special meeting called for that purpose.
Section 5. Resignation of Directors. A Director may resign at any time by delivering written notice to the Board, the Chairman, President, or to the corporation. A resignation is effective when the notice is delivered unless the notice specifies a later effective date.
Section 6. Presiding Officer. The Chairman shall preside at all meetings of the Board, and in case of the Chairman’s absence, incapacity or refusal to serve, the President shall preside, and in the case of the President’s absence, incapacity or refusal to serve, the Directors present shall elect one of their number to preside at such meeting.

Section 7. Quorum. A majority of the members of the Board shall constitute a quorum to transact business, and all questions shall be decided by a majority vote of the Directors present, assuming a quorum, unless a greater number is required by law.
Section 8. Removal of Officers and Employees. Any or all officers and members of committees, as well as all other employees of the corporation, may be removed at any regular or special meeting of the Board without the necessity of any specification thereof in the call of the meeting, and any officer, employee or committee member may be suspended by the Chairman until the next meeting of the Board; provided, however, that such removals or suspensions shall be made, where appropriate, after consultation with counsel or other advisors to assure compliance with applicable labor and employment laws and regulations.
Section 9. Appointment of Agents and Employees. All agents and employees shall be appointed by the Chief Executive Officer or by a person designated by the Chairman. Fidelity bonds shall be formulated by any officer or employee of the corporation in such form and amount and with such surety as may be required and approved by the Executive Committee or by the Board. Such bond shall be lodged with the Chief Executive Officer of the corporation who shall see to the renewal and safekeeping of the same.
Section 10. Vacancies. Any vacancy occurring among the officers of the corporation shall be filled as soon as practicable by the Board at any regular or special meeting thereof.
ARTICLE V
POWERS AND DUTIES OF OFFICERS
Section 1. Chairman of the Board. The Chairman of the Board shall preside at all meetings of the shareholders of the corporation and shall preside at meetings of the Board. The Chairman shall also chair the Executive Committee and shall be an ex-officio member of all standing committees. The Chairman shall make a report of the corporation’s condition to the shareholders at their annual meeting. The Chairman, together with the Executive Committee, with the advice and consent of the Board, shall determine the general policy of the corporation to be followed by its officers and employees.
Section 2. Secretary. The Secretary of the Board shall attend and keep minutes of all meetings of the shareholders and the Board and shall issue notices of all meetings of shareholders, Directors, or other meetings where notice is required by these Bylaws or by the Board, and shall perform all duties incident to the position of Secretary, subject to control of the Board. The Secretary shall record all votes and minutes of all such proceedings in a manner prescribed by law.
Section 3. President. The President of the corporation shall be the Chief Executive Officer of the corporation. The President shall have general and active management of the business of the corporation and shall see that all orders and resolutions of the Board are carried into effect. At each regular meeting of the Board, the President shall render a report of the expenses of the corporation for the previous month and shall render a statement of the general condition of the business of the corporation as of the close of business on the last day of the previous calendar month. The President shall have the power and authority to sign checks, drafts and certificates of deposit; to make loans; to accept any and all appointments as receiver, administrator, executor, assignee, guardian, depositary or trustee, or any other escrow appointments, as may be permitted by applicable law or regulation, upon such terms as may to the President seem appropriate and in the best interest of the corporation.
Section 4. Other Officers. The Board may appoint such other officers of the corporation as the Board may deem necessary and proper. Such other officers shall perform the duties and have the authority delegated to them by the Board, the Executive Committee, or the President.
Section 5. Vacancies. The Board may fill vacancies at any special or regular meeting, and the officers filling such vacancies shall hold such offices until their successors are elected and qualified.
Section 6. Compensation. The compensation of officers of the corporation shall be fixed by the Board, from time to time.
ARTICLE VI
INDEMNITY
Section 1. Parties to Proceedings. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she is or was a Director, officer or employee of the corporation or is or was serving at the request of the corporation as a Director, officer or employee of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans (hereinafter an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a Director, officer, or employee or in any other capacity while serving as a Director, officer or employee, shall be indemnified and held harmless by the corporation to the fullest extent authorized by the Tennessee Business Corporation Act, as the same exists or may hereinafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than such law permitted the corporation prior to such amendment), against all expense, liability, and loss (including, without limitation, attorneys’ fees, judgments, fines, ERISA fines, excise taxes or penalties and amounts paid into settlement) reasonably incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who has ceased to be a Director, officer or employee and shall inure to the benefit of the indemnitee’s heirs, executors and administrators; provided, however, that, except as provided in Section 2 of this Article VI with respect to proceedings to enforce rights to indemnification, the corporation shall indemnify only if such proceeding (or part thereof) was authorized by the Board of the corporation. The right to indemnification conferred in this Article VI shall be a contract right and shall include the right to be paid by the corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an “advancement of expenses”); provided, however, an advancement of expenses incurred by an indemnitee in his or her capacity as a Director, officer, or employee (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to any employee benefit plan) shall be made only upon delivery to the corporation of an undertaking, by and on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such indemnitee is not entitled to be indemnified for such expenses under this Article VI or otherwise (hereinafter an “undertaking”).
Section 2. Claims. If a claim under Section 1 of this Article VI is not paid in full by the corporation within thirty (30) days after a written claim has been received by the corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be ten (10) days, the indemnitee may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit or in a suit brought by the corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right of indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses), and (ii) any suit brought by the corporation to recover an advancement of expenses upon a final adjudication, it shall be a defense that the indemnitee has not met the applicable standard of conduct set forth in the Tennessee Business Corporation Act. Neither the failure of the corporation (including the Board, independent legal counsel, or its shareholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances the indemnitee has met the applicable standard of conduct set forth in the Tennessee Business Corporation Act, nor an actual determination by the corporation (including the Board, independent legal counsel, or its shareholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met such applicable standard of conduct or, in the case of such suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right hereunder, or by the corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified or to such advancement of expenses under this Article VI or otherwise shall be on the corporation.
Section 3. Non-Exclusivity of Rights. The rights to indemnification and to the advancement of expenses conferred in this Article VI shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, these Bylaws, agreement, vote of shareholders, disinterested Directors or otherwise.
Section 4. Other Indemnification. The corporation may, to the extent authorized from time to time by the Board, grant rights to indemnification and to the advancement of expenses, to any agent of the corporation to the fullest extent of the provisions of this Article VI with respect to the indemnification and advancement of expenses of Directors, officers and employees of the corporation.

Section 5. Insurance. The corporation may maintain insurance, at its expense, to protect itself and any individual who is or was a Director, officer, employee or agent of the corporation, or who, while a Director, officer, employee or agent of the corporation, is or was serving at the request of the Board as a Director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any expense, liability or loss whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under this Article VI or the Tennessee Business Corporation Act.
ARTICLE VII
FISCAL YEAR AND ANNUAL STATEMENT
The fiscal year of the corporation shall be as determined by the Board. In the absence of such determination, the fiscal year shall be the calendar year. At the end of each fiscal year, an annual statement shall be made to the shareholders and to the Board at their respective meetings, which statement shall contain a true statement of the profits of the corporation, before being divided, taking into consideration all losses, shrinkages and depreciation of whatsoever character and kind, and prepared according to generally accepted accounting practices and procedures and such statement shall be included in the minutes of such meetings.
ARTICLE VIII
DIVIDENDS
The Board may declare such dividends upon the common stock, either at its annual meeting or at any special meeting for that purpose, as in its judgment the Board may deem proper and consistent with the affairs of the corporation and the safe and sound operation of the corporation.
ARTICLE IX
CORPORATE ACTIONS
Section 1. Contracts. Unless otherwise required by the Board, any contract or agreement that would bind the corporation must be signed by two (2) officers of the corporation, whom the Board shall designate by resolution from time to time. The Board may from time to time authorize any other officer or agent to enter into any contract or execute any instrument in the name of and on behalf of the corporation as the Board may deem appropriate, and such authority may be general or confined to specific instances.
Section 2. Loans. No loans shall be contracted on behalf of the corporation and no evidence of indebtedness shall be issued in its name unless authorized by the Chairman, the President, the Executive Committee, or the Board. Such authority may be general or confined to specific instances.

Section 3. Sale and Transfer of Securities. The President, the Executive Vice-President, any Vice-President, the Secretary, or any other officer of the corporation who may be designated by the Chairman, the signature of two (2) officers being required, are authorized to sell and assign or endorse for transfer or exchange any stock, bond, United States government or agency security, or any other security, or to request payment or re-issue of any and all such securities now or hereafter registered in the name of the corporation and owned by it or held by it in any fiduciary capacity; to sell and assign any such securities which the corporation is, or shall be, authorized or empower to sell and assign as attorney for, or other representative of, the owner thereof, and to use one or more attorneys for such purpose.
Section 4. Checks, Drafts, etc. Unless otherwise required by the Board, all checks, drafts, bills of exchange and other negotiable instruments of the corporation shall be signed by either the Chairman, the President, or such other officer or agent as the Board may authorize by resolution. Such authority may be general or confined to specific instances, and, if so directed by the Board, the signatures of two (2) or more officers may be required.
Section 5. Deposits. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks or other depositories as the Board may authorize.
Section 6. Release of Liens. The Board shall designate the officers of the corporation, the signature of two (2) officers being required, who are authorized to execute releases of liens on real and personal property securing any indebtedness owed to the corporation.
Section 7. Other Instruments. The President, Chairman, or other officer appointed by the Board for such purpose is authorized to execute, in the name of the corporation, all such other instruments as may be proper in carrying out the business purposes of the corporation.
Section 8. Corporate Seal. The President, the cashier, the secretary or any assistant secretary, or other officer hereunto designated by the Board of Directors, shall have the authority to affix the corporate seal to any document requiring such seal, and to attest the same.
ARTICLE X
AMENDMENTS
Section 1. By Shareholders. These Bylaws and the Charter of the corporation may be altered, modified, amended or repealed at any regular meeting of shareholders, or at any special meeting of shareholders called for that purpose, by the vote of those representing a majority of the common stock entitled to be voted at such meeting, provided that notice of the proposed alteration, modification, amendment or repeal, if made at the special meeting, must have been given to the shareholders with the notice of the special meeting. These Bylaws may likewise be altered, modified, amended or repealed by three-fourth’s (3/4) vote of all of the Directors of the corporation at any regular or special meeting of Directors.